EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in Registration Statements No. 333-37076 and 333-88721 of NetIQ Corporation of Form S-8 of our reports dated July 17, 2000, appearing in this Annual Report on Form 10-K of NetIQ Corporation for the year ended June 30, 2000.

Deloitte & Touche LLP
San Jose, California
September 25, 2000